Exhibit 5.6

2500-360 Main Street Winnipeg, Manitoba Canada R3C4H6 Tel. (204) 956 0560 Fax (204) 957 0227 E-mail firm@pitblado.com Reply to: E. Scott Ransom Direct (204) 956 3513 ransom@pitblado.com

May 3, 2005	File No. 33300/20

CanWest Media Inc.

31st Floor, TD Centre

201 Portage Avenue

Winnipeg, Manitoba R3B 3L7

Global Communications Limited

31st Floor, TD Centre

201 Portage Avenue

Winnipeg, Manitoba R3B 3L7

Ladies and Gentlemen:

We have acted as corporate counsel in the Province of Manitoba to Global Communications Limited (“GCL”) in connection with the offer (the “Exchange Offer”) by CanWest Media Inc. (the “Company”) to exchange its 8% Series B Senior Notes due 2012 (the “Exchange Notes”) for up to U.S.$761,054,211 of its outstanding 8% Series A Senior Notes due 2012 (the “Initial Notes”). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 filed by the Company, GCL and the other guarantors identified therein (collectively, the “Guarantors”) with the United States Securities and Exchange Commission (the “Commission”) on April 15, 2005 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the Exchange Notes (and the related Guarantee of the Guarantors (the “Guarantee”)) under the Securities Act. The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of November 18, 2004 (the “Indenture”), among the Company, the Guarantors and The Bank of New York, as Trustee.

A. Scope of Examinations

As counsel to GCL, we have reviewed the Guarantee, the Registration Statement and the Indenture.

In addition, we have reviewed original copies of the following:

(a)	the articles of amalgamation of GCL;

(b)	the general borrowing by-laws of GCL;

(c)	a resolution of the board of directors of GCL dated November 17, 2004, authorizing, inter alia, the execution and delivery of the Guarantee and the Indenture;

(d)	an officer’s certificate of Riva Richard, the Assistant Secretary of the Company, as attached hereto as Exhibit “A” (the “Officer’s Certificate”); and

(e)	a certificate of status for GCL, issued by the Director under The Corporations Act (Manitoba) on May 3, 2005 (the “Certificate of Status”).

We have also examined originals or photostatic, facsimile or certified copies of such other documents, statutes, public and corporate records, partnership records, certificates and other documents and conducted such other examinations as we have deemed relevant and necessary as the basis for our opinions herein.

B. Reliance and Assumptions

In our examination of all documents, we have assumed:

(a)	that all individuals had the requisite legal capacity and that all signatures are genuine;

(b)	that all documents submitted to us as originals are complete and authentic and all photostatic, certified, notarial, telecopied or other copies conform to the originals;

(c)	the accuracy of the responses we have obtained from the public registry offices and offices of public record in which we have conducted searches and in which we have made enquiries for the purposes of giving our opinion herein; provided however that we know of no facts which would lead us to doubt the accuracy of any such responses;

(d)	for the purposes of our opinion relating to the enforcement of GCL’s obligations under the Indenture and the Guarantee, as set forth in paragraph 4, that prior to taking any enforcement action under the Indenture or the Guarantee one or more co-trustees shall have been appointed under the Indenture, at least one of which shall be a body corporate incorporated under the laws of Canada or a province of Canada and authorized to carry on the business of a trust company; and

(e)	that neither the Indenture nor the Guarantee violate any applicable law of the State of New York of the United States of America.

In expressing the opinion set forth in paragraph 1, we have relied solely upon the Certificate of Status.

To the extent that the opinions expressed herein are based on factual matters, we have relied solely on the Officer’s Certificate.

C. Jurisdiction

Our opinion is expressed only with respect to the laws of the Province of Manitoba, and the federal laws of Canada applicable therein, in effect on the date of this opinion.

D. Opinions

Based and relying upon the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

1. GCL is validly existing under the laws of the Province of Manitoba, and there are no restrictions on the corporate power and capacity of GCL to execute, deliver and perform its obligations under the Indenture and the Guarantee.

2. The Indenture has been duly authorized and executed by GCL in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

3. The Guarantee has been duly authorized and executed by GCL in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

4. The execution and delivery of the Indenture and the Guarantee by GCL, the performance by GCL of its obligations thereunder and the enforcement of such obligations do not violate any applicable law of the Province of Manitoba or the federal laws of Canada applicable therein.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Cleary Gottlieb Steen & Hamilton LLP may rely on this opinion with respect to matters governed by Manitoba law for purposes of its opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the prospectus constituting a part thereof and to the references made to us under the caption “Legal Matters” in such prospectus. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

Yours truly,

Exhibit “A”

Officer’s Certificate

CERTIFICATE

TO:	Osler, Hoskin & Harcourt LLP
Pitblado LLP
(collectively, “Counsel”)

RE:	Offer by CanWest Media Inc. (the “Company”) to exchange the Company’s 8% Series B Senior Notes due 2012 (the “Exchange Notes”) for up to U.S.$761,054,211 of the Company’s outstanding 8% Series A Senior Notes due 2012 (the “Initial Notes”)

In connection with the opinions to be provided by Counsel concerning the transaction described above, the undersigned certifies for and on behalf of the Company, and not personally, as follows:

1.	The undersigned is the Assistant Secretary of CanWest Global Communications Corp. (“CanWest”) and of the Company and as such is familiar with the books and records, business and properties of the Company and each of the corporations and partnerships listed on Schedule A hereto (each, a “Canadian Guarantor” and, collectively, the “Canadian Guarantors”).

2.	The corporate and partnership records and minute books of the Company and each of the Canadian Guarantors provided to Counsel (as indicated on Schedule A hereto) in connection with the offering of the Initial Notes on November 18, 2004 are the original or duplicate corporate and partnership records and minute books of the Company and each of the Canadian Guarantors and contain all articles, partnership agreements and declarations and by-laws of the Company and each of the Canadian Guarantors, current directors’, partners’ and shareholders’ registers of the Company and each of the Canadian Guarantors and all resolutions and minutes of all meetings or other proceedings of the shareholders, partners or directors (or any committee thereof) of the Company or any of the Canadian Guarantors during such periods noted in such corporate and partnership records and minute books. Such corporate and partnership records and minute books are true, correct and complete in all material respects and, since being made available to such Counsel in connection with the offering of the Initial Notes on November 18, 2004, there have been no changes, additions or alterations thereto, other than those changes, additions or alterations thereto, which have been delivered to such Counsel.

3.	As of the date of this certificate, no winding up, liquidation, dissolution, insolvency, bankruptcy, amalgamation, reorganization or continuation proceedings have been commenced or are being contemplated by CanWest, the Company or any of the Canadian Guarantors and, after due inquiry, neither CanWest nor the Company has no knowledge of any such proceedings having been commenced or being contemplated by any other party.

4.	No unanimous shareholders’ agreement has been entered into with respect to CanWest, the Company or any of the Canadian Guarantors.

5.	The undersigned acknowledges that this certificate is to be relied upon by Counsel in rendering their respective opinions, and may be relied upon by the addressees of such opinions.

DATED May 4, 2005.

/s/ Riva Richard
Name: Riva Richard
Title: Assistant Secretary

SCHEDULE A

CANADIAN GUARANTORS

1.	2846551 Canada Inc.
2.	3629368 Canada Inc.
3.	3919056 Canada Ltd.
4.	Apple Box Productions Sub Inc.
5.	BCTV Holdings Inc.
6.	Calgary Herald Group Inc.
7.	CanWest Finance Inc./Financiere CanWest Inc.
8.	CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.
9.	CanWest Interactive Inc.
10.	CanWest Media Sales Limited
11.	CanWest Publications Inc./Publications CanWest Inc.
12.	CanWest – Montreal R.P. Holdings Inc./Société de Portefeuille CanWest-Montreal R.P. Inc.
13.	CanWest – Windsor R.P. Holdings Inc.
14.	CHBC Holdings Inc.
15.	CHEK Holdings Inc.
16.	Clarinet Music Inc.
17.	Cool Records Inc.
18.	Edmonton Journal Group Inc.
19.	Fox Sports World Canada Holdco Inc.
20.	Global Centre Inc.
21.	Global Communications Ltd.
22.	Global Television Centre Ltd.
23.	Global Television Network Inc./Réseau de Télévision Global Inc.
24.	Global Television Network Québec Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite
25.	Global Television Specialty Networks Inc.
26.	Lonestar Holdco Inc.
27.	Lower Mainland Publishing Group Inc.
28.	MBS Productions Inc.
29.	Mobile Video Productions Inc.
30.	Montreal Gazette Group Inc./Groupe Montreal Gazette Inc.
31.	Multisound Publishers Ltd.
32.	Nanaimo Daily News Group Inc.
33.	ONtv Holdings Inc.
34.	Ottawa Citizen Group Inc.
35.	Pacific Newspaper Group Inc.
36.	Port Alberni Times Group Inc.
37.	ReachCanada Contact Centre Limited
38.	Regina Leader Post Group Inc.
39.	RetroVista Holdco Inc.
40.	Saskatoon StarPhoenix Group Inc.

41.	Southam Digital Inc./Southam Numerique Inc.
42.	Vancouver Island Newspaper Group Inc.
43.	Victoria Times Colonist Group Inc.
44.	Western Communications Inc.
45.	WIC Television Production Sub Inc.
46.	Windsor Star Group Inc.
47.	Xtreme Sports Holdco Inc.
48.	Yellow Card Productions Inc.